EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan and 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc. of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in its Annual Report (form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Palo Alto, California
August 12, 2002